                                                                    EXHIBIT 10.7


                                 AMENDMENT NO. 1

                                     TO THE

                            HV MARINE SERVICES, INC.
                                   ("Company")

                           INCENTIVE COMPENSATION PLAN

         Pursuant to approval by the Written Consent of Directors in Lieu of a Special Meeting dated June 24, 1998 and by the Company's stockholders at the Company's Annual Meeting of Stockholders held on July 9, 1998, the Company adopted the following as an amendment added to the end of Section 2.6 of the Company's Incentive Compensation Plan:

         ; provided, however, that a "Change in Control" shall not be deemed to have occurred (i) as a result of the entry into the Securities Purchase Agreement dated June 5, 1998 (the "Agreement") by and among the Company, Enron Capital & Trade Resources Corp. and Joint Energy Development Investments II Limited Partnership (the "Purchasers") and the Stockholders and Warrantholders Agreement of even date therewith by and among the Company, the Purchasers and certain Stockholders of the Company (the "Stockholders' Agreement"), (ii) as a result of the issuance of the Warrants and/or the Additional Warrants (as each item is defined in the Agreement) pursuant to the terms of the Agreement,
         (iii) as a result of the issuance of Common Stock of the Company to the Purchasers (or any Affiliates of either Purchaser; for purposes hereof, an "affiliate" of a Purchaser being any person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Purchaser) upon the exercise of the Warrants and/or Additional Warrants pursuant to the terms of the Agreement, or (iv) if the individuals who constitute the Board at any given time cease to constitute at least a majority thereof, due to the designation of one or more new directors to the Board by the Purchasers pursuant to the terms of the Stockholders' Agreement.